UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 19, 2025

EASTGROUP PROPERTIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	1-07094	13-2711135
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 W. Parkway Place, Suite 100, Ridgeland, MS 39157
(Address of Principal Executive Offices, including zip code)

(601) 354-3555
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	EGP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 1.01            Entry into a Material Definitive Agreement.

New Loan Agreement
On November 19, 2025, EastGroup Properties, Inc. (the “Company”) and its subsidiary, EastGroup Properties, L.P. (the “Operating Partnership”), entered into a Term Loan Agreement (the “Loan Agreement”) with PNC Bank, National Association, as Agent, Regions Bank, as Syndication Agent, TD Bank, N.A., as Documentation Agent, PNC Capital Markets LLC, Regions Capital Markets, and TD Bank, N.A., as Joint Lead Arrangers, and PNC Capital Markets LLC, as the Sole Bookrunner, and the lender parties thereto. The Loan Agreement provides for a total of $250.0 million unsecured term loans separated into Tranche A and Tranche B. Tranche A provides a $100.0 million unsecured term loan with a maturity date of April 30, 2030. Tranche B provides a $150.0 million unsecured term loan with a maturity date of March 14, 2031. Borrowings under the Loan Agreement will bear interest, at the Company’s option, at the Base Rate, Term Secured Overnight Financing Rate (“SOFR”), or Daily Simple SOFR, (each as defined in the Loan Agreement), plus an applicable margin based on the Company’s credit ratings and leverage ratio. The Company elected the Daily Simple SOFR option and the margin is 0.85% as of November 19, 2025 based on the Company’s current credit ratings and leverage ratio. The Company entered into interest rate swaps to convert the floating interest rate to a fixed rate, providing the Company a weighted average effectively fixed interest rate under the Loan Agreement of 4.15% per annum.

The foregoing summary description of the Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Loan Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Amendment to Unsecured Credit Facility
On November 19, 2025, the Company and the Operating Partnership entered into an amendment (the “Revolver Amendment”) to the Company’s $625.0 million Sixth Amended and Restated Credit Agreement maturing July 31, 2028, to remove the upward 0.10% interest rate adjustment for SOFR loans. Other than the foregoing, there were no other material changes to the terms of the agreement.

The foregoing description of the Revolver Amendment does not purport to be complete and is qualified in its entirety by reference to the Revolver Amendment, which is filed as Exhibit 10.2 hereto and is incorporated herein by reference.

Item 2.03            Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided under Items 1.01 and 8.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 8.01            Other Events.

On November 19, 2025, the Company and the Operating Partnership also entered into amendments to each of the Company’s $50.0 million Unsecured Working Cash Credit Facility maturing July 31, 2028, $100.0 million unsecured term loan maturing October 10, 2026, $100.0 million unsecured term loan maturing March 25, 2027, $75.0 million unsecured term loan maturing August 31, 2027, $100.0 million unsecured term loan maturing September 29, 2028, and $100.0 million unsecured term loan maturing January 13, 2030, in each case, to remove the upward 0.10% interest rate adjustment for SOFR loans. Other than the foregoing, there were no other material changes to the terms of the foregoing agreements.

Item 9.01            Financial Statements and Exhibits.

(d)  Exhibits
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Exhibit No.	Description

10.1
Term Loan Agreement, dated as of November 19, 2025, among EastGroup Properties, L.P., EastGroup Properties, Inc. and PNC Bank, National Association, as Agent, Regions Bank, as Syndication Agent, TD Bank, N.A., as Documentation Agent, PNC Capital Markets LLC, Regions Capital Markets, and TD Bank, N.A., as Joint Lead Arrangers, and PNC Capital Markets LLC, as the Sole Bookrunner, and the lender parties thereto (filed herewith).

10.2
First Amendment to Sixth Amended and Restated Credit Agreement, dated November 19, 2025, among EastGroup Properties, L.P.; EastGroup Properties, Inc.; PNC Bank, National Association, as Agent; Regions Bank, as Syndication Agent; Bank of America, N.A., U.S. Bank National Association, TD Bank, N.A., and JPMorgan Chase Bank, N.A., as Co-Documentation Agents; PNC Capital Markets LLC, as Sustainability Agent; PNC Capital Markets LLC, Regions Capital Markets, and BOFA Securities, Inc., as Joint Lead Arrangers; PNC Capital Markets LLC and Regions Capital Markets, as Joint Bookrunners; and the Lenders party thereto (filed herewith).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:         November 25, 2025

EASTGROUP PROPERTIES, INC.

By: /s/ BRENT W. WOOD
Brent W. Wood Executive Vice President, Chief Financial Officer and Treasurer

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